Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the rue21, inc. Amended and Restated 2003 Ownership Incentive Plan and the rue21, inc. 2009 Omnibus Incentive Plan of our report dated September 10, 2009, with respect to the consolidated financial statements included in the Registration Statement on Form S-1 (Registration No. 333-161850) and related Prospectus of rue21, inc. dated November 13, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
January 15, 2010